Exhibit 99.6

Companhia Vale do Rio Doce A new step towards value creation The acquisition of Inco August 11, 2006

Disclaimer ”This presentation may contain statements that express management’s expectations about future events or results rather than historical facts. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements, and CVRD cannot give assurance that such statements will prove correct. These risks and uncertainties include factors: relating to the Brazilian economy and securities markets, which exhibit volatility and can be adversely affected by developments in other countries; relating to the iron ore business and its dependence on the global steel industry, which is cyclical in nature; and relating to the highly competitive industries in which CVRD operates. For additional information on factors that could cause CVRD’s actual results to differ from expectations reflected in forward-looking statements, please see CVRD’s reports filed with the Brazilian Comissão de Valores Mobiliários and the U.S. Securities and Exchange Commission.”

Important Information ” This presentation may be deemed to be solicitation material in respect of CVRD's proposed tender offer for the shares of Inco. CVRD will prepare and file a tender offer statement on Schedule TO (containing an offer to purchase and a takeover bid circular) with the United States Securities and Exchange Commission (“SEC”). CVRD, if required, will file other documents regarding the proposed tender offer with the SEC.” INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TAKEOVER BID CIRCULAR, THE SCHEDULE TO AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER FOR INCO SHARES. These documents will be available without charge on the SEC’s web site at www.sec.gov. Free copies of these documents can also be obtained by directing a request to Kingsdale Shareholder Services Inc., The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario, M5X 1E2, by telephone to 1-866-381-4105 (North American Toll Free) or 416-867-2272 (Overseas), or by email to: contactus@kingsdaleshareholder.com.

Agenda The proposed transaction An overview of Inco Strategic alignment and expected benefits

The proposed transaction

Discipline in the allocation of capital is one of the most sacred principles adopted by CVRD management Investment opportunities are assessed according to their fit with strategic guidelines Relevant risks – market, regulatory, labor, tax, environmental, legal – are evaluated Projects have to satisfy criteria for cash flow at risk (CF@R) and shareholder value creation

Capital allocation discipline and good strategy execution spearheaded consistently high performance ¹ Before taxes 2 Invested capital = PP&E + working capital + R&D 1,2 80.3%86.7%75.7%60.9%45.8%42.9%42.5%38.7%30.7%34.7% 2002 2003 2004 2005 1H06 ROICEBIT margin

Organic growth is our priority 16 major projects were delivered over the last four years A global multi-commodity mineral exploration program is being executed Company is developing an exciting project pipeline involving capacity expansions in several segments of the mining industry and entry into new segments (nickel and coal)

Acquisitions are also a source of value creation. CVRD restructured its business portfolio making several acquisitions - partially financed by divestitures – in the iron ore industry ACQUISITIONS DIVESTITURES US$ 5.6 billion US$ 2.5 billion 2000-2006* *Year to June 30, 2006

The proposed transaction All-cash offer1 to acquire 100% of outstanding common shares of Inco Limited (Inco) Offer price: Cdn$ 86.00 per Inco share ¹ Full details of the offer will be included in formal take-over bid circular to be publicly filed and subsequently mailed to Inco shareholders

Offer price based on our valuation methodology Consistent with the generation of significant value to our shareholders over the medium to long term Embodies the recognition of synergies available to CVRD All-cash offer allows Inco’s shareholders to realize up-front its profitable growth potential without any risk

Deal financing Two-year committed bridge loan facility provided by Credit Suisse, UBS, ABN Amro and Santander => 1st year, Libor + 40bps; 2nd year, Libor + 60bps CVRD expects to take out bridge facility with a long-term capital package within 18 months after the closing of the proposed transaction CVRD remains firmly committed to maintaining its investment-grade rating => financial flexibility retained

Financial strength through powerful cash generationPro forma financial ratios - 2006 Total debt / adjusted EBITDA (x) 1.99 EBIT / interest coverage (x) 11.1

An overview of Inco

Inco, a world leader in nickel World’s second largest nickel producer World’s largest nickel reserve base One of the world’s lowest cost producers of nickel A very attractive growth pipeline of projects A global leader in nickel technology – powerful brand name and premium products 2003 2004 2005 1H06 Revenue 2,474 4,278 4,518 3,026 Net earnings 146 619 836 674 Total debt 1,706 1,868 1,974 1,921 US$ million Source: Inco’s reports

The largest world reserves million tons of contained nickel Source: AME Mineral Economics 6.0 4.6 1.5 1.3 1.1 7.8Anglo AmericanFalconbridgeMinara / GlencoreBHP BillitonNorilsk NickelInco

Large scale, long-life and low-cost nickel assetslegend Proven & probable reserves Mine life ~29 years 2.0 Mt Ontario (100%) Sudbury Mine life ~15 years 0.5 Mt Manitoba (100%) Thompson Mine life ~30 years 1.8 Mt Goro (72%) New Caledonia Voisey`s Bay (100%) Newfoundland and Labrador Mine life ~14 years 0.9 Mt Mine life ~27 years 2.6 Mt PT Inco (61%) Indonesia Source: Inco’s presentations

A low-cost producer

2006 industry cash cost



C1 Cash Cost (US$/lb.Ni)
5
4
3
2
1
0
-1
-2
-3
Inco
Norilsk Nickel
0
250
500
750
1.000
1.250
1.500
1.750
2.000
2.250
2.500

Source: Brook Hunt

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A world-class strong project pipeline



Pomalaa
Voisey's Bay
Goro
2005
2006
2007
2008
2009
2010
2011
Bahadopi
Totten
Goro Brownfield
Sorowako HPAL
Committed greenfield
Potential development

Source: Inco

19

Inco has the highest growth potential among large nickel producers 2005 2010E 2010-2005 Inco204 301 97 Norilsk 242 245 3 BHP Billiton 145 193 48 Jinchuan 91 150 59 Falconbridge 115 119 4 Eramet 60 75 15 Sumitomo 54 64 10 Source: CRU finished primary nickel production ’000 tons of contained nickel

Low real prices for more than a decade led to underinvestment in nickel nickel prices, in real terms[1]
US$ / ton
30000
25000
20000
15000
10000
5000
0
1980
1981
1982
1983
1984
1985
1986
1987
1988
1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006

[1] 2005 prices, deflated by US PPI

Sources: LME and CVRD

21

China is the main growth driver of the global nickel demandCAGR 1960-1970 14.9% 1970-1980 1.7% 1980-1990 6.6% 1990-2000 21.6% 2005-2010E 19.6% Sources: CVRD and CRU Chinese primary nickel consumption

Nickel fundamentals are very strong Demand in non-stainless steel applications is being driven by recovery in aerospace industry Demand for super-alloys from oil & gas is also increasing. Although still small, consumption in batteries became a high-growth user Fund buying is driven by institutional investor diversification into a new asset class to mitigate systematic risk of equity portfolios

Strategic alignment and expected benefits

Strategic alignmentConsistent with our long-term corporate strategy Consistent with our non-ferrous metals business strategy

Acquisition creates one of three largest mining companies in the world


Enterprise value
as of June 30, 2006
US$ billion
135.3
77.0
73.4
65.6
59.8
35.2
27.3
25.4
23.7
22.0
17.6
14.2
BHPB
CVRD Post
RIO TINTO
ANGLO
CVRD Pre
ALCOA
XSTRATA
NORILSK
ALCAN
FALCONBRIDGE
PHELPS DODGE
INCO

26

Global scale with a high quality portfolio of long-life and low-cost assets #1 in iron ore & pellets #2 in nickel with a clear path to #1 Future #2 in bauxite and #3 in alumina1 #2 in manganese & ferroalloys ¹ growth provided by our organic pipeline: Paragominas I, II and III, Alunorte 6 & 7 and ABC

Acquisition brings significant value to our shareholdersA value creation combination: CVRD global mining leadership and powerful cash generation with Inco’s experience in nickel mining and technological leadership in nickel metallurgy CVRD to become a leading global player in nickel avoiding learning costs involved in organic growth

A new growth platform Combination of the two project pipelines will make feasible for CVRD to become #1 in the global nickel industry Inco’s experience and technological knowledge will contribute to minimizing execution risks of our own projects estimated Project 1 capacity status Vermelho 46,000 tpy of nickel / 2,800 tpy of cobalt approved Onça Puma 57,000 tpy of nickel approved ¹ SJ Piauí and Agua Branca, conceptual study

An unmatched one-stop shop for the steel industryHigh quality products from long-life low-cost assets Opportunity to exploit further economies of scale and scope Metallurgical coal (future) Iron Ore Pellets Fe Mn alloys Nickel CVRD Manganese

Positive impact on cost of capitalAcquisition promotes a better diversification of our activities by products, markets and geographic asset base Clear positive impact on business & financial risks and cost of capital

2005 pro forma revenue composition Diversity by products, markets and geography addresses main CVRD structural weakness CVRD Post US$17.9 billion CVRD Pre US$13.4 billion Other3%Copper3%Logistics9%Ferrous minerals74%Aluminum11%Other2%PGM1%Cobalt1%Copper5%Logistics7%Aluminum8%Ferrous minerals56%Nickel20%

Diversity by products, markets and geography addresses main CVRD structural weakness Balanced exposure to major economies 2005 pro forma combined sales destination CVRD Post US$17.9 billion CVRD Pre US$13.4 billion RoW6%North America10%South America27%Asia29%Europe28%RoW8%North America17%South America20%Asia30%Europe25%

Diversity by products, markets and geography addresses main CVRD structural weakness CVRD Post US$ 22.6 billion CVRD Pre US$ 14.2 billion ¹ Combined PP&E by region, as of December 31, 2005 diversified geographic asset base¹ RoW5%Europe3%Asia5%South America60%North America27%South America98%Europe2%

Minimum expected synergies of US$ 520 million1Sources of estimated synergies Portfolio asset management Efficiency gains in the ramp-up of Vermelho & Onça Puma Marketing costs Potential cost savings (not estimated) derived from economies of scale in: Procurement Shared business services Focused mineral exploration ¹ Net present value

www.cvrd.com.br rio@cvrd.com.br CVRD – a Global leader